EXHIBIT 10.2.6

***Informal Translation - For Information Purposes Only***

PLEDGE AGREEMENT OVER STOCK

DATED 31 AUGUST 2005

BETWEEN

Artois Plasturgie SAS

And

Samsonite Europe NV

Samsonite SAS

LEXENS

128, Boulevard Haussmann

75008 Paris

This stock pledge agreement (the “Stock Pledge Agreement”) is dated 31 August 2005,

BETWEEN:

1.     Artois Plasturgie, a company with limited liability (société par actions simplifiée), with a share capital of EUR 37,000, having its registered office at 128, Boulevard Haussmann, 75008 Paris, registered with the commercial register of Paris under number 483 173 308 RCS Paris, duly represented by Mr Jean Jacques Aurel, in his capacity of chairman,

(hereinafter the « Pledgor »),

AND:

2.             Samsonite, a company with limited liability (société par actions simplifiée), with a share capital of 720,000 €, having its registered offices at 27, rue de la Rochefoucauld, 75009 Paris, registered with the register of commerce and enterprises of Paris under number 652 024 159 RCS Paris, duly represented by Mr Marc Matton, acting in his capacity of president,

3.             Samsonite Europe NV, a company duly organised and existing under the laws of Belgium, with a share capital of EUR 3,665,105.76, having its registered offices at Westerring 17, 9700 Oudenaarde (Belgium), registered with the commercial register of Oudenaarde under number 16.079, represented by Mr Marc Matton, duly authorised by the meeting of the board of directors held on 18 July 2005,

(hereinafter jointly referred to as the « Pledgees »)

The Pledgor and the Pledgees are hereinafter collectively referred to as the “Parties”

IN THE PRESENCE OF:

4.            HB Group, a company duly organised and existing under the laws of Luxembourg, with a share capital of EUR 31,000, having its registered office at rue de l’Industrie L-3895 FOETZ (Luxembourg), registered with the commercial register of Luxembourg under the number B109972, represented by Mr Jean Jacques Aurel, in his capacity of director, duly authorised by a meeting of the board of directors of the company dated 26 August 2005

(hereinafter the “Transferee”)

WHEREAS:

1.             Until the Effective Date, Samsonite was the owner of and operated on the Site a business consisting of the fabrication and manufacture of luggage and plastic products under the name «SIC ».

2.             As a result of economic difficulties of the Activities, and so as to avoid a hold of the Activities and the closure of the Site, Samsonite SAS has transferred the Activities to the Pledgor, in the context of a partial asset contribution. This transaction requires the execution of various agreements granting, amongst others, security interests and guarantees for the benefit of Samsonite SAS and Samsonite Europe NV, including a Stock Pledge Agreement.

3.             By means of this agreement the parties have agreed on the terms and conditions of the pledge over stock. This Stock Pledge Agreement is a condition precedent to the transaction referred to above.

IT HAS BEEN AGREED AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATION

1.1           Definitions

Capitalised terms shall have the same meaning as defined in the Agreement (as defined below) or in this Stock Pledge Agreement:

Agreement

The transfer agreement for the shares of the Company and the subordinated debts, resulting in the take-over of the Hénin-Beaumont Site signed on 29 July 2005 between the Parties, as amended by the Appendix.

Debtors	The Pledgor and the Transferee.

Event of Default

The breach, failure or default of the Pledgor or the Transferee of any or all of its obligations under the Agreement or any Related Agreement, notified by registered mail with acknowledgement of receipt or by extra-judicial act.

Proxy Holder	Mr. Christian Bègue acting in the capacity of proxy holder for the Pledgees in order to ensure the due dispossession of the Pledged Stock.

Pledge	The pledge over the Pledged Stock created in accordance with article 2 of this Stock Pledge Agreement.

Pledged Stock	The stock of raw materials, accessories and parts belonging to the Pledgor, located in the silos on the Site or in bags in the designated warehouses.

Pledgees	Samsonite Europe NV and Samsonite SAS

Representative of the Pledgees	Samsonite Europe NV

Secured Obligations

All debts and obligations of the Pledgor vis-à-vis the Pledgees (or any one of them), present and future (whether actual or contingent, jointly or severally) resulting from the Agreement and the Related Agreements including all cost, charges and expenses incurred by any Pledgee as regards the preservation, protection or the enforcement of its rights.

Stock Pledge Agreement	This stock pledge agreement over raw materials,including its annexes as may be amended, modified, completed or restated from time to time.

1.2           Interpretation

In this Stock Pledge Agreement, unless otherwise stipulated :

(i)            references made to an article are references to an article of this Stock Pledge Agreement;

(ii)           references made to any provisions of the law are references to such provisions of the law, as applied, modified or coordinated and include any provisions arising therefrom;

(iii)          references to words mentioned in plural include the singular form and vice versa;

(iv)          references to a person include a reference to their successors, assignees and transferees;

(v)           the headings in this Stock Pledge Agreement are used for ease of reference and are not to be considered in interpreting this Stock Pledge Agreement;

(vi)          references to any other agreement or document are to be interpreted as applicable to such other agreement or document as amended, supplemented, restated or novated from time to time.

2.     PLEDGE

2.1           In order to guarantee the payment and the fulfilment of the Secured Obligations, the Pledgor hereby pledges to the Pledgees, in accordance with the provisions of article

2071 et seq. of the French Civil Code and article L.521-1 of the French Commercial Code, its rights, titles and interests, present or future, with regard to the Pledged Stock.

2.2           All the rights of the Pledgor with regard to the Pledged Stock shall automatically be subject to this Pledge.

2.3           The Pledged Stock shall be placed in the hands of the Pledgees, acting through and represented by the Proxy Holder to hold the Pledged Stock on the Site and not to release such stock other than under the conditions set out in the mandate empowering the Proxy Holder.

All the information regarding the Proxy Holder and the scope of the mandate shall be included in the mandate to be agreed upon between the Proxy Holder and the Pledgees. The Pledgor undertakes not to interfere with the mandate of the Proxy Holder or the possession of the Pledged Stock by the Pledgees, represented by the Proxy Holder, regardless of whether the Proxy Holder is also an employee of or paid by the Pledgor. It shall be stipulated that the mandate of the Proxy Holder will be detached and perfectly independent from its capacity as employee of the Pledgor or as someone receiving payment therefrom.  The Pledgor shall not be liable for any breach committed by the Proxy Holder in the execution of its mandate. The dispossession shall be perfected by Samsonite at its own liability. Samsonite will see to it at all times that these measures will not hinder the going concern of the Site, and will be liable to that effect.

3.     PRESERVATION OF SECURITY

3.1           Continuing Security

The pledge created by this Stock Pledge Agreement shall continue in full force and effect until all Secured Obligations have been performed in full and definitive manner, notwithstanding all intermediary payments or discharge in part or in total.

3.2           Additional Pledge

This Pledge is established in addition to, and is in no way affected by, all other security interests, present or future, established in favour of the Pledgees in order to secure the Secured Obligations.

4.     RELEASE OF THE PLEDGED RAW MATERIALS

The Pledgor may request that the Proxy Holder, acting for and in the name of the Representative of the Pledgees, make available the necessary quantities of raw materials, accessories and Pledged Stock for the manufacture of the Products in accordance with the Products Manufacturing Agreement and its other manufacturing activities.

5.     REPRESENTATIONS

5.1           Representations and Warranties

At the date of this Stock Pledge Agreement, the Pledgor repeats the representations and warranties made in the Agreement and in the Products Manufacturing Agreement and further declares and guarantees, amongst others, to the Pledgees that:

(a)       each obligation of the Pledgor under this Stock Pledge Agreement constitutes a legal, valid and binding obligation, in accordance with its terms;

(b)       it has a valid title to, and will remain the owner of, the Pledged Stock;

(c)       on the basis of the draft Stock Pledge Agreement, the general meeting of shareholders of the Pledgor has approved the terms and conditions of this Stock Pledge Agreement in accordance with the articles of association of the Company;

(d)       the Pledged Stock is free of any other security interest which may affect the rights of the Pledgees resulting from this Stock Pledge Agreement or otherwise affect the value of this Pledge other than as a result of the application of, or expressly allowed by and in accordance with the terms of this Stock Pledge Agreement and the Agreement;

(e)       no agreement exists at this point in time under which the Pledgor has undertaken to transfer, delegate or to create a security interest over the Pledged Stock for the benefit of any other person or entity other than the Pledgees.

5.2           Repetition of representations and warranties

The representations and warranties set out in Article 5 are made at the date of this Stock Pledge Agreement and are deemed to be repeated at each date within the Guarantee Period as indicated in the Products Manufacturing Agreement with reference to costs and circumstances existing at that point in time.

5.3           Undertakings

The Pledgor undertakes for the benefit of the Pledgees, during the Guarantee Period,; that:

(a)           it shall not hand over, transfer or otherwise dispose of the Pledged Stock or any of its rights and interests in the Pledged Stock to any party other than the Pledgees;

(b)           it shall not allow a security interest to exist over the Pledged Stock other than the security interest created pursuant to this Stock Pledge Agreement;

(c)           it shall take all action and make available all documents required by the Pledgees, in order to prove or perfect the pledge created by this Stock Pledge Agreement or to allow the Pledgees to exercise their rights, actions and privileges created pursuant to this Stock Pledge Agreement;

(d)           it shall provide, upon first demand, to the Pledgees all information, reports and documents with regard to the Pledged Stock which the Pledgees may demand from time to time during the term of this Stock Pledge Agreement; and

(e)           it shall immediately inform the Pledgees of any seizure or other conservatory measure taken with regard to the Pledged Stock.

6.                         ADDITIONAL GUARANTEES

The Pledgor shall take all reasonable measures requested by the Representative of the Pledgees to protect the security interest created by this Stock Pledge Agreement, to facilitate the execution by the Representative of the Pledgees (or any of its proxy holders) of the rights over the Pledged Stock, including the signing of any document transferring, assigning or insuring any property for the benefit of the Representative of the Pledgees (or any of its proxy holders), and the notification of any instruction and registration which the Representative of the Pledgees may find useful.

7.                         ENFORCEMENT

7.1   Until discharge of this Stock Pledge Agreement, and apart from the provisions of article 4 above, the Pledgor will not have the right to use the Stock or any element of the Stock.

7.2   Following an Event of Default, the Representative of the Pledgees, acting upon the instructions of the Pledgees will have the right to exercise all rights, privileges and powers, as well as all authority which it has with respect to the Pledged Stock, in satisfaction of the Secured Obligations, in accordance with French law and the Agreement and specifically the right to execute the Pledge and demand the appropriation of the Pledged Stock in accordance with article 2078 of the French Civil Code, or the sale of the Pledged Stock in accordance with article L.521-3 of the Commercial Code.

8.             COSTS

The costs of the dispossession of the Pledged Stock, the costs of enforcement of this Stock Pledge Agreement and the costs of the Proxy Holder shall be borne by the Pledgees.  Following an Event of Default, all reasonable expenses (including legal fees) incurred by the Representative of the Pledgees as a result of the enforcement of its rights shall be borne by the Pledgor.

Neither the Representative of the Pledgees, nor any other person mandated by the Representative of the Pledgees shall have the right to be compensated for any event attributable to the Representative of the Pledgees or resulting from its wilful default or gross negligence.

9.             DELEGATION

9.1                           The Representative of the Pledgees or any person designated by the latter, may, after having informed the Pledgor in writing in advance, at any time delegate to any other competent person(s) or parties, by means of a mandate contract or by any other means, part or all of its powers which can be exercised at that time by the Representative of the Pledgees, according to the terms of this Stock Pledge Agreement and relating to all or part of the Pledge or the Pledged Stock.

9.2                           This delegation of powers may occur in accordance with the terms as set out below (including the power to sub-delegate) as well as in accordance with all regulations which the Representative of the Pledgees or any other designated person(s) may deem to be appropriate.

9.3                           The Representative of the Pledgees or any other designated person(s) shall in no way be responsible to the Pledgor for any loss or damage resulting from any act, default, omission or breach of any such delegated person or sub-delegate person with the exception of wilful default or gross negligence.

10.    MANDATE

10.1                         Nomination

In order to fully guarantee the execution of the obligations arising from this Stock Pledge Agreement, the Pledgor irrevocably appoints the Representative of the Pledgees or any other representative which the Representative of the Pledgees may designate, as its proxy holder to act on its behalf and in its name to take all measures and complete all acts which the Pledgor is obliged to perform in the event that such measures are not taken.

10.2                         Ratification

The Pledgor hereby ratifies and confirms, and undertakes to ratify and to confirm, any action which a proxy holder may undertake on the basis of article 10.1 in exercising the powers referred to in the paragraph above.

11.    STAMP DUTIES

The costs, taxes and stamp duties related to the registration of this Stock Pledge Agreement, if required by the Pledgees, shall be borne by the Pledgees.

12.  SUCCESSORS AND ASSIGNEES

12.1                         All the rights, privileges and options of the Pledgees shall exist for the benefit of their successors and designated transferees.

12.2                         All the provisions, conditions, representations, warranties and obligations of the Pledgor arising under this Stock Pledge Agreement shall be similarly binding on their successors and assignees, it being understood and agreed that:

(a)    the Pledgor may not assign, transfer, consent to the novation or otherwise dispose of any or all of its rights and/or obligations under this Stock Pledge Agreement without the prior written consent of the Representative of the Pledgees;  and

(b)   the Representative of the Pledgees acting in its own name or for the benefit of each Pledgee may assign, transfer, consent to the novation or otherwise dispose of any or all rights and/or obligations under this Stock Pledge Agreement to Third Parties.

12.3                         In the event of an assignment, transfer, novation or dispossession by the Representative of the Pledgees of all or part of its rights and obligations for the benefit of a Pledgee, the latter expressly reserves the rights and privileges which it enjoys as a result of this Stock Pledge Agreement with respect to its transferees or, as the case may be, its assignees, in accordance with article 1278 of the French Civil Code.

13.          WAIVER

13.1         The rights of the Representative of the Pledgees under this Stock Pledge Agreement:

(a)           may be exercised as often as necessary,

(b)           are cumulative and in addition to all other rights and rights of recourse;  and

(c)           may not be waived without a specific written waiver.

13.2         Any delay or failure to exercise any or all of these rights will not constitute a waiver of such rights.

14.          SEVERABILITY

If any of the provisions of this Stock Pledge Agreement should become, or be declared, unenforceable, null, invalid or without effect in any jurisdiction with regard to the Pledgor, this will not affect:

(a)           with regard to the Pledgor, the enforceability or the validity in such jurisdiction of any other provisions of this Stock Pledge Agreement; or

(b)           with regard to the Pledgor, the enforceability or the validity in any other jurisdiction of any other provision of this Stock Pledge Agreement.

15.          UNDERTAKING TO RELEASE

Upon the expiry of the Guarantee Period, the Representative of the Pledgees will execute a release agreement releasing and discharging the Pledgor of all of its obligations and responsibilities under this Stock Pledge Agreement.

16.          APPLICABLE LAW AND CHOICE OF FORUM

Any disputes concerning the entry into, execution and/or interpretation of this Stock Pledge Agreement will be resolved in accordance with French law.

Any dispute concerning the entry into, execution and/or interpretation of this Stock Pledge Agreement shall be submitted in the first instance to the jurisdiction of the Commercial Court of Paris.

17.          NOTICES

All notices and/or other communications by or between the Seller, Transferor and the Purchaser shall be effected by means of registered mail with evidence of receipt or by means of a letter delivered in person and signed for by the recipient or by extra-judicial act to the addresses and persons mentioned hereafter or any other address or person notified using the means described in this article.

For the Pledgees:

SAMSONITE FRANCE SAS

Mr. Marc Matton

27, rue de la Rochefoucauld

75009 Paris

With copy to:

Mr. Frédéric Boucly

LEXENS

128, Boulevard Haussmann

75008 Paris

SAMSONITE EUROPE NV

Mr. Marc Matton

Westerring 17,

9700 Oudenaarde

With copy to:

Mr. Frédéric Boucly

Lexens

128, Boulevard Haussmann

75008 Paris

For the Pledgor:

Mr. Jean-Jacques Aurel

Rue de l’Industrie L-3895 FOETZ

With copy to:

Fauvet La Giraudiére et Associés

Avocats à la Cour

92 avenue d’Iéna

75008 Paris

And with copy to:

HB Group

Mr. Jean-Jacques Aurel

Rue de l’Industrie L-3895 FOETZ

With copy to:

Fauvet La Giraudiére et Associés

Avocats à la Cour

92 avenue d’Iéna

75008 Paris

Paris

Dated 31 August 2005

In 6 original copies

/s/ Marc Matton	s/s Jean Jacques Aurel
Samsonite Europe NV	Artois Plasturgie SAS

/s/ Marc Matton	s/s Jean Jacques Aurel
Samsonite SAS	HB Group